       COVER

                                 Exhibit 99(d)

                       UNION PACIFIC AGREEMENT EMPLOYEE
                         401(k) RETIREMENT THRIFT PLAN

                Financial Statements and Supplemental Schedules for the Years Ended December 31, 1995 and 1994
                     and Independent Auditors' Report


       INDEX

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

TABLE OF CONTENTS
- ------------------------------------------------------------------------------
                                                                     Page
                                                                     ----

INDEPENDENT AUDITORS' REPORT                                           1
FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995 AND 1994
 AND FOR THE YEARS THEN ENDED:

  Statements of Net Assets Available for Benefits                      2

  Statements of Changes in Net Assets Available for Benefits           3

  Notes to Financial Statements                                       4-7


SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1995
 AND FOR THE YEAR THEN ENDED:

  Item 27a - Schedule of Assets Held for Investment Purposes           8

  Item 27d - Schedule of Reportable Transactions                       9



Schedules not filed herewith are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT

Union Pacific Agreement Employee 401(k)
  Retirement Thrift Plan:

We have audited the accompanying statements of net assets available for benefits of the Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic 1995 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Omaha, Nebraska

May 23, 1996


UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

                                                     1995        1994
                                                     ----        ----
ASSETS:

 Investments at fair value (Note 3)              $55,139,991 $27,934,819
                                                 ----------- -----------

 Net assets available for benefits               $55,139,991 $27,934,819
                                                 =========== ===========


The accompanying notes are an integral part of these financial statements.



UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

                                                     1995        1994
                                                     ----        ----
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
 Investment income (Note 7):
   Net appreciation (depreciation) in fair
     value of investments (Note 3)               $ 9,657,059  $(1,638,888)
   Interest                                          234,540      126,861
   Dividends                                       1,451,500      688,832
                                                 -----------  -----------
                                                  11,343,099     (823,195)


   Employee Contributions (Note 7):               16,805,417   14,865,579
                                                 -----------  -----------

     Total Additions                              28,148,516   14,042,384
                                                 -----------  -----------

DEDUCTION FROM NET ASSETS ATTRIBUTED TO
 DISTRIBUTION TO PARTICIPANTS (Note 7):              943,344      326,064
                                                 -----------  -----------

NET INCREASE                                      27,205,172   13,716,320

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                27,934,819   14,218,499
                                                 -----------  -----------

 End of Year                                     $55,139,991  $27,934,819
                                                 ===========  ===========

The accompanying notes are an integral part of these financial statements.


UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

1.  DESCRIPTION OF PLAN

    The following description of the Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

    General - The Plan is a defined contribution plan covering employees of the Union Pacific Railroad Company and its Railroad affiliates (the Company) who are represented for the purposes of collective bargaining by a rail union, to which eligibility to participate in the Plan has been extended. The Plan covers employees who have completed one year of service or were employees as of the effective date of the Plan, July 1, 1990. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

    Contributions - Participants may contribute 2% to 8% of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. The Company does not contribute to the Plan.

    Participant Accounts - Each participant account is credited with the participant's contributions and an allocation of the Plan's earnings. Allocations are based on participant account balances.

    Vesting - Participants are at all times 100% vested in the value of their account.

    Payment of Benefits - Distribution of benefits shall be in a lump sum no later than 60 days following the close of the plan year in which the participant's termination of employment occurs, subject to certain mandatory pay-outs to participants who have attained age 70-1/2, but have not yet terminated employment.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Accounting - The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of the Employee Retirement Income Security Act of 1974 as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

    Investment Valuation and Income Recognition - Investments in the Union Pacific Company Stock Fund, Vanguard Wellington Fund, Vanguard Index Trust-500 Portfolio Fund, Vanguard US Growth Fund, Vanguard International Growth Portfolio Fund, and the Vanguard Total Bond Market Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Investment Contract Trust Fund are valued at fair value as determined by Vanguard Fiduciary Trust Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

    Reclassifications - Certain reclassifications have been made to the 1994 financial statements to conform with classifications in the 1995 financial statements.

3.  INVESTMENTS

    Plan participants may direct their contributions in various proportions to any of the seven available investment funds identified below:

    Fund A - Union Pacific Company Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market Reserves, to facilitate transactions. The Company stock fund is divided into fund shares, rather than shares of company stock.

    Fund B - Vanguard Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund.

    Fund C - Vanguard Index Trust-500 Portfolio Fund - This fund consists of investment in the Vanguard Index Trust-500 Portfolio Mutual Fund.

    Fund D - Vanguard Investment Contract Trust Fund - This fund consists of investment in the Vanguard Fiduciary Trust Company Investment Contract Trust, a collective investment fund for tax-qualified pension and profit sharing plan assets.

    Fund E - Vanguard US Growth Fund - This fund consists of investment in the Vanguard US Growth Mutual Fund.

    Fund F - Vanguard International Growth Portfolio Fund - This fund consists of investment in the Vanguard International Growth Portfolio Mutual Fund.

    Fund G - Vanguard Total Bond Market Fund - This fund consists of investment in the Vanguard Total Bond Market Mutual Fund.

    The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.

                                 December 31, 1995          December 31, 1994
                              -----------------------    -----------------------
                              Number          Fair       Number        Fair
                              of Units       Value       of Units     Value
                              --------       -----       --------     -----
Investments at Fair Value as Determined
 by Quoted Market Price:

  Vanguard Wellington Fund    611,225.539  $14,932,240   395,734.661 $ 7,673,295

  Vanguard Index Trust
   - 500 Portfolio Fund       368,706.110   21,237,472   247,862.819  10,650,665

  Union Pacific Company
  Stock Fund                1,016,452.978   11,018,350   648,639.166   4,877,767

  Other                             --       3,172,056         --      1,034,850
                                           -----------               -----------
                                            50,360,118                24,236,577
                                           -----------               -----------
 Investments at Estimated Fair Value:
 Vanguard Investment Contract
  Trust Fund                4,779,873.470    4,779,873 3,041,067.370   3,041,067

  Other                             --          --             --        657,175
                                           -----------               -----------
                                             4,779,873                 3,698,242
                                           -----------               -----------
                                           $55,139,991               $27,934,819
                                           ===========               ===========



During 1995 and 1994, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $9,657,060 and $(1,638,888), respectively, as follows:

                                                      Years Ended
                                                      December 31,
                                                  --------------------
                                                  1995            1994
                                                  ----            ----
    Net Change in Fair Value

    Investments at Fair Value as Determined
      by Quoted Market Price:

       Union Pacific Company Stock Fund        2,656,355      (1,146,200)

       Mutual Funds                           $7,000,704     $  (492,688)
                                              ----------     -----------

      Net change in fair value                $9,657,059     $(1,638,888)
                                              ==========     ============

4.  PLAN ADMINISTRATION

    The Plan is administered by the Senior Vice President, Human Resources of Union Pacific Corporation. All expenses incurred in the administration of the Plan are paid by the Company.

5.  TAX STATUS

    The Plan obtained a tax determination letter dated July 27, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan currently is being operated in compliance with the applicable requirement of the Internal Revenue Code. Therefore, it is believed that the Plan was qualified and the related trust was tax-exempt under provisions of Section 501(a)of the Internal Revenue Code as of the financial statement date. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.  PLAN TERMINATION

    Although it has not expressed any intent to do so, the Company has the right under the Plan at any time, to terminate the Plan subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.


7.  FUND INFORMATION

    Investment income, contributions and distributions to participants by fund are as follows for the years ended December 31, 1995 and 1994:


                                                 Year Ended     Period Ended
                                                December 31,    December 31,
                                                    1995            1994
                                                ------------    ------------
       Investment Income:
         Union Pacific Company Stock Fund        $ 2,906,421    $(1,033,466)
         Vanguard Wellington Fund                  3,049,684        (25,193)
         Vanguard Index Trust 500 Portfolio Fund   4,783,462        129,293
         Vanguard Investment Contract Trust Fund     234,540        126,861
         Vanguard U.S. Growth Fund                   155,034          2,880
         Vanguard International Growth
           Portfolio Fund                            193,334        (23,585)
         Vanguard Total Bond Market Fund              20,624             15
                                                 -----------    -----------
                                                 $11,343,099    $  (823,195)
                                                 ===========    ===========

       Contributions:
         Union Pacific Company Stock Fund        $ 3,538,563    $ 3,107,322
         Vanguard Wellington Fund                  4,410,060      4,201,415
         Vanguard Index Trust - 500 Portfolio Fund 5,850,039      5,626,644
         Vanguard Investment Contract Trust Fund   1,539,332      1,454,643
         Vanguard U.S. Growth Fund                   424,127         87,754
         Vanguard International Growth
           Portfolio Fund                            932,616        366,536
         Vanguard Total Bond Market Fund             110,680         21,265
                                                 -----------    -----------
                                                 $16,805,417    $14,865,579
                                                 ===========    ===========


       Distributions to participants:
         Union Pacific Company Stock Fund        $   177,571    $    68,205
         Vanguard Wellington Fund                    213,372         83,071
         Vanguard Index Trust - 500 Portfolio Fund   387,928        116,778
         Vanguard Investment Contract Trust Fund     128,888         56,153
         Vanguard U.S. Growth Fund                     7,040            923
         Vanguard International Growth
           Portfolio Fund                             24,705            914
         Vanguard Total Bond Market Fund               3,840             20
                                                 -----------    -----------
                                                 $   943,344    $   326,064
                                                 ===========    ===========


UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1995
- ------------------------------------------------------------------------------

 Column B                   Column C                       Column D   Column E

                            Description of Investment,
 Identity of Issue,         Including Collateral, Rate
 Borrower, Lessor           of Interest, Maturity Date,               Current
 or Similar Party           Par or Maturity Value            Cost     Value
 ------------------         ---------------------------      ----     -------
Union Pacific Company Stock
 Fund*                         1,016,452.978   units    $ 9,592,793 $11,018,350

Vanguard Wellington Fund*        611,225.539   units     12,822,411  14,932,240

Vanguard Index Trust-
 500 Portfolio Fund*             368,706.110   units     16,938,579  21,237,472

Vanguard Investment Contract
 Trust Fund*                   4,779,873.470   units      4,779,873   4,779,873

Vanguard U.S. Growth Fund*        46,688.571   units        885,685     990,812

Vanguard International Growth
 Portfolio Fund*                 129,188.472   units      1,831,376   1,940,411

Vanguard Total Bond
 Market Fund*                     23,750.766   units        230,915     240,833
                                                         ----------  ----------
                                                        $47,081,632 $55,139,991
                                                         ==========  ==========

*Represents party-in-interest



UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1995
- -------------------------------------------------------------------------------

Series of Transactions, When Aggregated, Involving an
Amount in Excess of 5% of the Current Value of Plan Assets:


Column A      Column B       Column C   Column D  Column E   Column F  Column G

                                                  Dollar     Dollar    Net
Identity of     Description  No. of     No. of    Value      Value of  Gain or
Party Involved  of Asset     Purchases  of Sales  Purchases  Sales     (Loss)
- --------------  -----------  ---------  --------  ---------  --------  ---------
Vanguard        Union Pacific
Fiduciary       Company
Trust Company   Stock Fund*        154      169  $4,955,641 $1,471,413 $234,011

Vanguard        Vanguard
Fiduciary       Wellington
Trust Company   Fund*              110      153  $5,580,845 $  709,303 $ 62,555

Vanguard        Vanguard
Fiduciary       Index Trust-500
Trust Company   Portfolio Fund*    151      154  $7,217,877 $  971,479 $111,044

Vanguard        Vanguard Investment
Fiduciary       Contract Trust
Trust Company   Fund*              189      150  $2,756,122 $1,017,316 $   --

Vanguard        Vanguard International
Fiduciary       Growth Portfolio
Trust Company   Fund*              123      129  $1,473,325 $  473,278 $ 13,548

* Represents a party-in-interest
